UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

FORMCAP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28847	1006772219
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

50 West Liberty Street, Suite 880
Reno, Nevada	89501
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP MAKES OIL LEASE PAYMENT TO ACQUIRE COWLEY COUNTY KANSAS PROSPECT

For Immediate Release

December 18, 2013 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) today announced that it has made a payment in the amount of US$50,000.00 to Keta Oil & Gas and Kerr Energy pursuant to the purchase of oil and gas exploration and development leases in Cowley County Kansas. FormCap will pay Kerr and Keta two hundred dollars ($200.00) per acre for up to 2400 acres of Leases, at total cost not to exceed a total of four hundred and eighty thousand dollars ($480,000) (the “Purchase Price”) unless agreed otherwise by the Company.

FormCap has paid Kerr and Keta one hundred twenty five thousand dollars ($125,000) to December 18, 2013. Final payment of up to three hundred fifty five thousand dollars ($355,000) is expected to be paid in January 2014. FormCap will own 100% of the Leases (80% net revenue to FormCap; 20% freehold royalty), and will be operator. FormCap will have the option to purchase additional leases in Cowley County from Kerr and Keta under an Area of Mutual Interest (“AMI”), the terms of which are set forth in the Agreement. FormCap is required to drill one (1) well in each of the first two (2) years of the Lease term to maintain its interest in the Leases.

FormCap will also have the option to participate in the drilling of up to six (6) exploration or development wells on lands currently owned by Keta and Kerr under terms set forth in the Agreement.

Significant quantities of oil and gas have been discovered and produced in Cowley County in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

FormCap is actively engaged in identifying, financing and developing oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. FormCap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Graham Douglas, CEO of FormCap reports that “FormCap is excited about the potential of its relationship with Kerr and Keta in Cowley County, Kansas as there are tremendous opportunities to produce commercial light oil and gas in an environment of high crude oil prices and low finding and developing costs.”

Additional information can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors,
FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Graham Douglas, CEO
FormCap Corp.
50 West Liberty Street, Suite 880
Reno, NV 89501
T: +1(775) 285-5775
F: +1(775) 285-5776
info@formcapcorp.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013		FORMCAP CORP

	By:	/s/ Graham Douglas
Graham Douglas
Chief Executive Officer